                                                                      Exhibit 11


                    COMPUTATION OF NET LOSS PER COMMON SHARE


                                                             Three Months Ended                   Six Months Ended
                                                                  June 30,                            June 30,
                                                                  --------                            --------
                                                           1999              1998              1999              1998
                                                           ----              ----              ----              ----
NET LOSS PER SHARE
 Loss from Operations applicable to
             Common Stock                                $ (334,503)       $ (704,812)      $ (552,166)       $(1,419,907)
                                                         ==========        ==========       ==========        ===========
 Weighted Average Common and
   Equivalent Shares Outstanding                          3,891,855         3,686,280        3,886,536          3,681,168
                                                         ----------        ----------       ----------        -----------
Net Loss Per Share                                       $    (0.09)       $    (0.19)      $    (0.14)       $     (0.39)
                                                         ==========        ==========       ==========        ===========
NET LOSS PER SHARE -
ASSUMING DILUTION  (See "NOTE")
 Loss from Operations applicable to
             Common Stock                                $ (334,503)       $ (704,812)      $ (552,166)       $(1,419,907)
                                                         ==========        ==========       ==========        ===========
 Weighted Average Common and
   Equivalent Shares Outstanding                          3,891,855         3,686,280        3,886,536          3,681,168
 Add:    (A)  Assuming Exercise of Stock Options            114,111            37,917           80,224             44,765
         (B)  Assuming Exercise of Warrants                       -            49,251                -             50,755
                                                         ----------        ----------       ----------        -----------
 Weighted Average Common Shares
        Outstanding - As Adjusted                         4,005,966         3,773,448        3,966,760          3,776,688
                                                         ==========        ==========       ==========        ===========
Net Loss Per Share - Assuming Dilution                   $    (0.08)       $    (0.19)      $    (0.14)       $     (0.38)
                                                         ==========        ==========       ==========        ===========

NOTE:
The calculation for Net Loss Per Common Share - Assuming Dilution is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by Financial Accounting Standards Board No. 128 "Earnings Per Share" ("FASB 128") since the results are anti-dilutive.

(A) - For 1999, the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                                  Period Ended June 30, 1999
                                                               Three Months          Six Months
                                                               ------------          ----------
         Options assumed exercised                               229,050                207,550
         Proceeds assumed realized                              $221,643               $188,443
         Shares assumed reacquired:
          - During three months ($221,643/$1.92)                 115,439
          - During six months ($188,443/$1.48)                                          127,326
         Net additional shares assumed outstanding               114,111                 80,224


For 1998, the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                                  Period Ended June 30, 1998
                                                               Three Months          Six Months
                                                               ------------          ----------
         Options assumed exercised                                257,050               257,050
         Proceeds assumed realized                             $1,494,488            $1,494,488
         Shares assumed reacquired:
          - During three months ($1,494,488/$6.82)                219,133
          - During six months ($1,494,488/$7.04)                                        212,285
         Net additional shares assumed outstanding                 37,917                44,765

(B) - For 1999, the dilutive warrants (i.e., the average market price is greater than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                                      Period Ended June 30, 1999
                                                                      Three Months   Six Months
                                                                      ------------   ----------
         Warrants assumed exercised                                          -            -
         Proceeds assumed realized                                         $ -          $ -
         Shares assumed reacquired:
          - During three months ($ 0/$1.92)                                  -
          - During six months ($ 0/$1.48)                                                 -
         Net additional shares assumed outstanding                           -            -

For 1998, the dilutive warrants (i.e., the average market price is greater than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                                              Period Ended June 30, 1998
                                                                         Three Months             Six Months
                                                                         ------------             ----------
         Warrants assumed exercised                                         97,389                   97,389
         Proceeds assumed realized                                        $328,300                 $328,300
         Shares assumed reacquired:
          - During three months ($328,300/$6.82)                            48,138
          - During six months ($328,300/$7.04)                                                       46,634
         Net additional shares assumed outstanding                          49,251                   50,755